UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 22, 2016
(Date of earliest event reported)

Callidus Software Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50463	77-0438629
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

4140 Dublin Boulevard, Suite 400, Dublin, CA 94568
(Address of principal executive offices) (Zip Code)

(925) 251-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In order to achieve a more equal balance of membership among classes of directors as required by Delaware law and the certificate of incorporation and bylaws of Callidus Software Inc. (the “Company”), the Board of Directors (the “Board”) of the Company determined at a regularly scheduled meeting held on February 22, 2016 to move one of the directors from Class III (with a term expiring at the 2018 annual meeting of stockholders) to Class I (with a term expiring at the 2016 annual meeting of stockholders). Accordingly, on February 22, 2016, Murray D. Rode resigned as a Class III director and was immediately appointed to the Board as a Class I director. The resignation and reappointment of Mr. Rode was effected solely to rebalance the Board classes and was not due to any disagreement with the Company or its management on any matter related to the Company’s operations, policies or practices. For all other purposes, including vesting and other compensation matters, Mr. Rode’s service on the Board is deemed to have continued uninterrupted. Mr. Rode continues to serve on the Company’s Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE INC.

Date: February 26, 2016	By:	/s/ ROXANNE OULMAN
Roxanne Oulman
Senior Vice President, Finance and Accounting (duly authorized officer)